 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 1, 2006

NATIONAL INVESTMENT MANAGERS INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-51252	59-2091510
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Third Avenue, 14th Floor
New York, NY 10022
(Address of principal executive offices) (Zip Code)

(212) 355-5174
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On March 1, 2006, National Investment Managers Inc. (the “Company”) entered into an employment agreement with Leonard Neuhaus, the Company’s Chief Financial Officer and Chief Operating Officer. The employment agreement provides for a term of one year and annual compensation in the amount of $240,000. Mr. Neuhaus will be eligible to receive an annual bonus. Mr. Neuhaus was also granted an option to purchase 400,000 shares of our common stock which vested immediately and is exercisable for a period of five years at $1.00 per share.

On March 1, 2006, the Company entered into a consulting agreement with Richard E. Stierwalt, a director of the Company. The consulting agreement expires on January 31, 2007 and provides for annual compensation in the amount of $290,000. Pursuant to the terms of the consulting agreement, Mr. Stierwalt and the Company agreed to the following:

•
exercise his common stock purchase warrant to purchase 793,000 shares of common stock at an exercise price of $0.1667 per share on a cashless basis resulting in the issuance of 672,824 shares of common stock;

•
exercise his stock option to purchase 665,925 shares of common stock granted to him on March 1, 2006 for his work during 2005 at an exercise price of $1.00 per share on a cashless basis resulting in the issuance of 60,539 shares of common stock; and

•
exercise his stock option to purchase 1,500,000 shares of common stock granted to him on March 1, 2006 for his work during 2006 at an exercise price of $1.00 per share on a cashless basis resulting in the issuance of 136,364 shares of common stock.

The Company granted Mr. Stierwalt piggyback registration rights with respect to all shares currently held by Mr. Stierwalt or issuable pursuant to options or warrants.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 1, 2006, Steven J. Ross, a director of the Company, was appointed as Chief Executive Officer by the Board of Directors of the Company.

Steven J. Ross has served as a director since April 15, 2005. Since September 2005, Mr. Ross has served as a Managing Director for Duncan Capital Partners, LLC, a private investment fund based in New York, New York. From June 2001 to June 2005, Mr. Ross was DynTek, Inc.'s President, Chief Executive Officer and Chairman of the Board. Prior to joining DynTek, Inc., Mr. Ross served as General Manager of Toshiba's Computer System Division, responsible for sales, marketing, and operations in North and South America from 1998 to 1999. From 1996 to 1998, Mr. Ross was President and General Manager of the Reseller Division and President of Corporate Marketing at Inacom Corporation. Mr. Ross' other positions have included responsibility for sales and marketing, operations, strategic planning, and other senior executive activities. Mr. Ross is 47 years old.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Not applicable

(b)  Pro forma financial information.

Not applicable

(c) Index of Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated March 1, 2006 by and between Leonard Neuhaus and the Company.

10.2	Consulting Agreement dated March 1, 2006 by and between Richard Stierwalt and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL INVESTMENT MANAGERS INC.

By:  /s/ Leonard Neuhaus
Name:  Leonard Neuhaus
Title:  Chief Operating and Financial Officer
Date:  March 6, 2006